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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  iMANAGE, INC.
             (Exact name of registrant as specified in its charter)



       (State of incorporation)             (I.R.S. Employer Identification No.)
                DELAWARE                                 36-4043595


(Address of principal executive offices)                 (Zip Code)
       2121 South El Camino Real                           94403
              Suite 400
            San Mateo, CA

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


       Title of each class                        Name of each exchange on which
       to be so registered                        each class is to be registered

         Not applicable                                         None

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value

                                (Title of class)
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         ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Commission File No. 333-86353), filed with the Securities and Exchange Commission (the "Form S-1 Registration Statement") is hereby incorporated by reference.

         ITEM 2.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

                  1. Form of Amended and Restated Certificate of Incorporation of iManage, Inc., a Delaware corporation, incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement.

                  2. Form of Amended and Restated Bylaws of iManage, Inc., a Delaware corporation, incorporated by reference to
                           Exhibit 3.2 to the Registrant's Form S-1 Registration Statement.

                  3. Rights Agreement dated December 27, 1996, as amended to date, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit 4.1 to the Registrant's Form S-1 Registration Statement.

                  4. Right of First Refusal and Co-Sale Agreement dated December 27, 1996, as amended to date, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit 4.2 to the Registrant's Form S-1 Registration Statement.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       iMANAGE, INC.


Date:  November  11, 1999
                                       By: /s/ MARK CULHANE
                                          --------------------------------
                                          Mark Culhane
                                          Chief Financial Officer



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                                  EXHIBIT INDEX



     Exhibit                                Description
     -------                                -----------
        1.            Form of Amended and Restated Certificate of Incorporation
                      of iManage, Inc., a Delaware corporation, incorporated by
                      reference to Exhibit 3.1 to the Registrant's Form S-1
                      Registration Statement.

        2.            Form of Amended and Restated Bylaws of iManage, Inc., a
                      Delaware corporation, incorporated by reference to Exhibit
                      3.2 to the Registrant's Form S-1 Registration Statement.

        3. Rights Agreement dated December 27, 1996, as amended to date, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit 4.1 to the Registrant's Form S-1 Registration Statement.

        4.            Right of First Refusal and Co-Sale Agreement dated
                      December 27, 1996, as amended to date, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit 4.2 to the Registrant's Form S-1 Registration Statement.



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